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EXHIBIT  12
FERRO CORPORATION AND SUBSIDIARIES
RATIO  OF  EARNINGS  TO  FIXED  CHARGES


                                                                            JUNE                     JUNE
(DOLLARS IN THOUSANDS)                                                      1999                     1998
                                                                     --------------------     --------------------

EARNINGS:
   PRE-TAX INCOME                                                               57,794                   56,441
   ADD:  FIXED  CHARGES                                                         10,185                    8,642
   LESS:  INTEREST  CAPITALIZATION                                                (954)                    (283)
                                                                   --------------------     --------------------

                     TOTAL EARNINGS                                             67,025                   64,800
                                                                   ====================     ====================


FIXED  CHARGES:
   INTEREST  EXPENSE                                                             7,955                    6,939
   INTEREST  CAPITALIZATION                                                        954                      283
   INTEREST  PORTION  OF RENTAL EXPENSE                                          1,276                    1,420
                                                                   --------------------     --------------------

                  TOTAL FIXED CHARGES                                           10,185                    8,642
                                                                   ====================     ====================


                     TOTAL EARNINGS                                             67,025                   64,800


DIVIDED  BY:
                  TOTAL FIXED CHARGES                                           10,185                    8,642
                                                                   --------------------     --------------------


                         RATIO                                                    6.58                     7.50



NOTE: PREFERRED DIVIDENDS ARE EXCLUDED. AMORTIZATION OF DEBT EXPENSE AND DISCOUNTS AND PREMIUMS WERE DEEMED IMMATERIAL TO THE ABOVE CALCULATION.